BRITISH COLUMBIA
Ministry of Employment and Investment
Energy and Minerals Division
Minerals Titles Branch

Minerals Tenure Act
Section 52

BILL OF SALE ABSOLUTE

INDICATE THE TYPE OF TITLE:	MINERAL
MINING DIVISION:	CARIBOU

SELLER

I, Glengarry Development Corp., 1102-1010 Howe Street, Vancouver, British Columbia, V6V 1P5, (604) 209-6565-Client Number 145065.

PURCHASER

Woodburn Holdings Ltd, 885 Pyrford Road, West Vancouver, British Columbia V7V 2A2. (604) 925-0220.

For and in consideration of the sum of Seven Thousand Five Hundred US(7,500.00) paid to me. Do hereby sell the interest as specified below in the following mineral title:

Claim Name of Lease Type	Tenure Number	Percentage of title being sold
KI	406353	100%

I declare that I have good title to these tenures and every right to sell the same, in witness whereof have today signed my legal name.

/s/ Gary Mc Donald	/s/ Robert M. Baker
Glengarry Development Corp.	Witness

Dated: November 18, 2003